Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements were prepared using the historical consolidated financial statements of Rite Aid and JC Group USA.  This information should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and accompanying notes of Rite Aid and JC Group USA.

The accompanying unaudited pro forma combined financial statements give pro forma effect to our acquisition of JC Group USA, which closed on June 4, 2007, assuming a purchase price of $2,358.3 million in cash and the issuance of Rite Aid common stock, using the purchase method of accounting.  Included in the cash payment is a preliminary working capital adjustment of $58,341, which is based upon the preliminary working capital (as defined in the Agreement) of JC Group USA as of the close of the transaction.

The pro forma adjustments related to the acquisition are preliminary and do not reflect the final purchase price or final allocation of the excess of the purchase price over the net book value of the net assets of JC Group USA, as the process to assign a fair value to the various tangible and intangible assets acquired has not yet been completed.  Final adjustments are likely to result in a materially different purchase price and allocation of the purchase price, which will affect the value assigned to the tangible or intangible assets and depreciation and amortization expense recorded in the statement of operations.  The following unaudited pro forma consolidated financial statements do not give effect to the divestiture, subsequent to the closing of the acquisition, of 23 stores that was agreed to with the FTC or the additional three stores that have been agreed to with the offices of the attorney general of several states.  These stores accounted for approximately $100 million in sales on a pro forma basis for the 52 week year ended March 3, 2007 and $28 million in sales on a pro forma basis for the thirteen-week period ended June 2, 2007.

The unaudited pro form combined balance sheet assumes that the acquisition and the related financings took place on June 2, 2007 and combines Rite Aid’s unaudited June 2, 2007 balance sheet with the audited balance sheet of JC Group USA as of June 2, 2007.

The unaudited pro forma combined statements of operations for the 52-week year ended March 3, 2007 and the thirteen week period ended June 2, 2007 assume that the acquisition and the related financings took place on the first day of the period presented (i.e., March 5, 2006).  The unaudited pro forma combined statement of operations for the 52-week fiscal year ended March 3, 2007 combines Rite Aid’s audited consolidated statement of operations for the 52-week period ended March 3, 2007, pro forma for the proposed offering, with JC Group USA’s unaudited consolidated statement of operations for the 53 week period ended March 3, 2007.  The unaudited pro forma combined statement of operations for the thirteen week period ended June 2, 2007 combines Rite Aid’s unaudited consolidated statement of operations for the thirteen weeks ended June 2, 2007 with JC Group USA’s unaudited consolidated statement of operations for the thirteen week period ended June 2, 2007.

Reclassifications have been made to the statements of operations of JC Group USA to conform it to Rite Aid’s financial statement classifications.

The pro forma financial information is based on the estimates and assumptions set forth in the notes to such information.  The pro forma financial information is preliminary and is being furnished solely for information purposes and, therefore, is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

RITE AID CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(Dollars in millions)

	Rite Aid Corporation June 2, 2007	JC Group USA June 2, 2007	Preliminary Pro Forma Adjustments for the Acquisition		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$111.7	$25.9	$31.2	(1)	$168.8
Accounts receivable, net	377.2	411.8	25.3	(2)	814.3
Inventories, net	2,317.3	1,520.3	(97.5	)(2)	3,740.1
Prepaid expenses and other current assets	125.1	82.4	(19.0	)(3)	188.5
Total current assets	2,931.3	2,040.4	(60.0)		4,911.7
Property, plant and equipment, net	1,749.0	1,035.6	65.4	(2)	2,850.0
Goodwill	656.0	858.7	61.2	(4)	1,575.9
Other intangibles, net	181.5	642.9	446.1	(5)	1,270.5
Deferred tax assets	1,377.4	0.0	(89.6	)(6)	1,287.8
Cash restricted for business acquisition	1,232.2	0.0	(1,232.2	)(1)	0.0
Other assets	212.5	274.4	(225.4	)(7)	261.5
Total assets	$8,339.9	$4,852.0	$(1,034.5)		$12,157.4
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long term debt and lease financing obligations	$17.0	$148.7	$(137.8	)(3)	$27.9
Accounts payable	946.8	569.6	(8.2	)(2)	1,508.2
Accrued salaries, wages and other current liabilities	694.5	418.0	39.4	(8)	1,151.9
Total current liabilities	1,658.3	1,136.3	(106.6)		2,688.0
Long-term debt, less current maturities	4,072.2	3,078.5	(1,820.5	)(9)	5,330.2
Lease financing obligations, less current maturities	165.2	0.0	11.4	(10)	176.6
Other noncurrent liabilities	733.7	259.1	177.4	(11)	1,170.2
Total liabilities	$6,629.4	$4,473.9	$(1,738.3)		$9,365.0
Commitments and contingencies
Stockholders’ equity:
Preferred stock		6.2	(6.2)		0.0
Preferred stock, Series E	120.0		0.0		120.0
Preferred stock, Series G	132.2		0.0		132.2
Preferred stock, Series H	129.3		0.0		129.3
Preferred stock, Series I	116.4		0.0		116.4
Common stock	539.5	0.0	250.0		789.5
Accumulated paid-in capital	3,126.7	607.5	232.5		3,966.7
Accumulated deficit	(2,430.2)	(235.6)	227.5		(2,438.3)
Accumulated other comprehensive loss	(23.4)		0.0		(23.4)
Total stockholders’ equity	1,710.5	378.1	703.8	(12)	2,792.4
Total liabilities and stockholders’ equity	$8,339.9	$4,852.0	$(1,034.5)		$12,157.4

See accompanying notes to unaudited pro forma combined financial statements, including Note 2 for an explanation of the preliminary pro forma adjustments.

RITE AID CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions)

	Rite Aid Corporation 52 weeks ended March 3, 2007	JC Group USA 53 weeks ended March 3, 2007	Preliminary Pro Forma Adjustments for Acquisition		Pro Forma Combined
Revenues	$17,507.7	$9,807.9	$—		$27,315.6
Costs and expenses:
Cost of goods sold	12,791.6	7,409.3	15.2	(13)	20,216.1
Selling, general and administrative expenses	4,370.5	2,113.1	247.2	(13)	6,730.8
Store closing and impairment charges	49.2	—	16.7	(13)	65.9
Interest expense	275.2	287.0	(69.2	)(14)	493.0
Loss on debt modifications and retirements, net	18.7	—	—		18.7
(Gain) loss on sale of assets and investments, net	(11.1)	—	(0.8	)(13)	(11.9)
Depreciation and amortization	—	203.0	(203.0	)(13)	—
Interest income	—	(7.7)	7.7	(13)	—
Foreign currency loss	—	(6.8)	6.8	(15)	—
	17,494.1	9,997.9	20.6		27,512.6
Income (loss) before income taxes	13.6	(190.0)	(20.6)		(197.0)
Income tax (benefit) expense	(13.2)	(70.2)	(7.7	)(16)	(91.1)
Net income (loss)	$26.8	$(119.8)	$(12.9)		$(105.9)

Basic and diluted loss per share:
Net income (loss)	$26.8				$(105.9)
Accretion of redemable preferred stock	(0.1)				(0.1)
Cumulative preferred stock dividends	(31.5)				(31.5)
Loss attributable to common stockholders	$(4.8)				$(137.5)
Basic and diluted weighted average shares	524.5				774.5
Basic and diluted loss per share	$(0.01)				$(0.18)

See accompanying notes to unaudited pro forma combined financial statements, including Note 2 for an explanation of the preliminary pro forma adjustments.

RITE AID CORPORATION
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions)

	Rite Aid Corporation 13 weeks ended June 2, 2007	JC Group USA 13 weeks ended June 2, 2007	Total Pro Forma Adjustments		Pro Forma Combined
Revenues	$4,457.8	$2,392.8	$—		$6,850.6
Costs and expenses:
Cost of goods sold	3,235.1	1,783.3	3.1	(13)	5,021.5
Selling, general and administrative expenses	1,127.8	569.7	53.3	(13)	1,750.8
Store closing and impairment charges	4.0	—	22.4	(13)	26.4
Interest expense	68.7	71.1	(17.3	)(14)	122.5
Loss on debt modifications and retirements, net	—	—	—		—
(Gain) loss on sale of assets and investments, net	(4.2)	—	—		(4.2)
Depreciation and amortization	—	59.7	(59.7	)(13)	—
Interest income	—	(1.6)	1.6	(13)	—
Foreign currency loss		24.5	(24.5	)(15)	—
	4,431.4	2,506.7	(21.1)		6,917.0
Income (loss) before income taxes	26.4	(113.9)	21.1		(66.4)
Income tax (benefit) expense	(1.2)	(43.2)	7.9		(36.5)
Net income (loss)	$27.6	$(70.7)	$13.2	(16)	$(29.9)

Basic and diluted income (loss) per share:
Net income (loss)	$27.6				$(29.9)
Accretion of redemable preferred stock	(0.1)				(0.1)
Cumulative preferred stock dividends	(8.0)				(8.0)
Preferred stock beneficial conversion	(0.1)				(0.1)
Income (loss) attributable to common stockholders-basic and diluted	$19.4				$(38.1)
Basic weighted average shares	531.0				781.0
Outstanding options and restricted shares	19.3				—
Diluted weighted average shares	550.3				781.0
Basic and diluted income (loss) per share	$0.04				$(0.05)

See accompanying notes to unaudited pro forma combined financial statements, including Note 2 for an explanation of the preliminary pro forma adjustments.

RITE AID CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

The accompanying unaudited pro forma combined balance sheet assumes that the acquisition took place on June 2, 2007 and combines Rite Aid’s June 2, 2007 unaudited balance sheet with the audited balance sheet of JC Group USA as of June 2, 2007.

On August 23, 2006, Rite Aid Corporation entered into the stock purchase agreement with Jean Coutu Group.  Pursuant to the terms of and subject to the conditions set forth in the stock purchase agreement, Rite Aid agreed to acquire all of the outstanding capital stock of JC Group USA, which is engaged in the business of operating a network of retail pharmacy stores conducting business under the Brooks and Eckerd banners.  On June 4, 2007, Rite Aid closed the transaction and completed the acquisition of JC Group USA.

The aggregate purchase price for the acquisition of JC Group USA consisted of $2,300.0 million in cash, subject to a working capital adjustment and 250 million shares of Rite Aid common stock.  The preliminary working capital adjustment was an increase to the purchase price of $58.3 million.

The unaudited pro forma consolidated financial statements do not give effect to the divestiture of the 23 stores that was agreed to with the Federal Trade Commission and occurred subsequent to June 4, 2007 or the additional three stores that has been agreed to with the offices of the attorney general of several states.  These stores accounted for approximately $100 million in sales on a pro forma basis for the 52 week year ended March 3, 2007 and $28 million in sales on a pro forma basis for the thirteen-week period ended June 2, 2007.

The accompanying unaudited pro forma combined statements of operations for the 52-week fiscal year ended March 3, 2007 and the thirteen week period ended June 2, 2007 assumes that the acquisition took place on the first day of the period presented (i.e., March 5, 2006).  The unaudited pro forma combined statement of operations for the 52-week fiscal year ended March 3, 2007 combines Rite Aid’s audited consolidated statement of operations for the 52-week fiscal year ended March 3, 2007, with JC Group USA’s unaudited consolidated statement of operations for the fiscal 53-week period ended March 3, 2007.  The unaudited pro forma combined statement of operations for the thirteen week period ended June 2, 2007 combines Rite Aid’s unaudited consolidated statement of operations for the thirteen weeks ended June 2, 2007 with JC Group USA’s unaudited consolidated statement of operations for the thirteen week period ended June 2, 2007.  Reclassifications have been made to the statement of operations of JC Group USA to conform it to Rite Aid’s financial statement classifications.

You should be advised that the following pro forma combined financial statements have been prepared for illustrative purposes only and do not purport to be indicative of the actual results that would have been achieved by us or the combined company for the periods presented or that will be achieved by us or the combined company in the future.

Note 2—Unaudited Pro Forma Adjustments

The pro forma adjustments included in the accompanying statements are preliminary and do not reflect the final purchase price or final allocation of the excess of the purchase price over the net book value of the net assets of JC Group USA, as the process to assign a fair value to the various tangible and intangible assets acquired, including goodwill, has not yet been completed.  The Company has received a preliminary draft valuation of the fixed assets, prescription file intangibles and favorable lease intangibles of JC Group USA from an independent third party, and has used the valuation as the basis of the purchase price allocation reflected in these pro forma financial statements.  Final adjustments to this valuation are likely to result in a materially different purchase price, and allocation of the purchase price, which will affect the value assigned to the tangible and intangible assets and amount of depreciation and amortization expense recorded in the statement of operations.

Unaudited Pro Forma Combined Balance Sheet

(1)        Represents the release and utilization of cash held in escrow by the Company as of June 2, 2007 for the acquisition of JC Group USA on June 4, 2007.

(2)        Represents adjustment necessary to reflect our preliminary estimate of the fair value of the acquired assets or assumed liabilities as of June 4, 2007.

(3)        Represents the elimination of intercompany receivables from and payables to the Jean Coutu Group that were not acquired as part of the acquisition.

(4)        Represents the preliminary adjustment to reflect goodwill of $919.9 million related to Rite Aid’s acquisition of JC Group USA.  A preliminary calculation of the goodwill resulting from Rite Aid’s acquisition of JC Group USA is shown below.  The final allocation of the purchase price will likely have a material impact on the pro forma balance sheet and therefore final goodwill recorded could be materially different than the amount calculated below (in millions).

Cash to be paid via new debt issuance	$2,358.2
Issuance of Rite Aid common stock	1,090.0	(a)
Purchase price	3,448.2
Estimated transaction fees	42.5	(b)

Adjusted purchase price	3,490.7
Book value of JC Group USA assets	(2,083.5	)(c)
Total purchase price adjustment	1,407.2
Purchase price adjustment allocated to tangible and identifiable intangible assets	(487.3	)(d)
Goodwill	$919.9

(a)              Based on a stock price of $4.36 per share.  This amount is calculated based upon the average closing price of Rite Aid stock beginning two days prior to the announcement of Rite Aid’s purchase of JC Group USA on August 24, 2006 and ending two days after that announcement.

(b)             Represents transaction fees expected to be incurred that will be capitalized as part of the purchase price allocation.  Fees incurred to issue the debt to finance the acquisition will be capitalized and amortized over the term of the related debt instrument.

(c)              Calculated by taking the book value of JC Group USA at June 2, 2007 and adjusting for the elimination of intercompany assets and liabilities not acquired by Rite Aid and the elimination of goodwill, trade name intangible assets and related deferred tax liabilities related to JC Group USA’s acquisition of Eckerd.

(d)             Includes adjustments to value the acquired assets and liabilities of JC Group USA at their fair value.

(5)        Represents the elimination of the Eckerd trade name intangible asset of $353.0 million, the allocation of $401.2 million of the purchase price of JC Group USA to prescription file intangibles and the allocation of $397.9 million of the purchase price of JC Group USA to favorable lease intangibles.

(6)        Represents adjustment to deferred tax assets resulting from the assignment of a portion of the purchase price allocation to identifiable tangible and intangible assets.

(7)        Represents the capitalization of an estimated $45.4 million of debt issue costs incurred by Rite Aid for debt issued to consummate the acquisition that will be amortized over the term of the related debt instruments and the elimination of intercompany receivables from the Jean Coutu Group that were not acquired as part of the acquisition.

(8)        Represents adjustment to accrue for personnel related costs expected to be incurred related to planned closing of certain acquired stores and to adjust other liabilities assumed in the acquisition to their estimated fair value.

(9)        Represents intercompany debt of $3,067.1 million from JC Group USA to Jean Coutu Group that will not be assumed as part of the acquisition, the reclassification of $11.4 million of the long term portion of capital leases to lease financing obligations and the incurrence of an additional $1,258.0 million of debt by Rite Aid to finance the acquisition.

(10)      Represents the reclassification of JC Group USA lease financing obligations to conform to Rite Aid presentation.

(11)      Represents adjustment to recognize the value of leases acquired with unfavorable market terms, to accrue for costs related to stores acquired that the Company has made a decision to close and to record other liabilities assumed in the acquisition at their estimated fair values.

(12)      Reflects the elimination of the historical equity of JC Group USA (which results in a reduction to pro forma equity of $378.1 million), the addition of equity recorded for the issuance of 250 million shares of Rite Aid common stock (which results in an increase in pro forma equity of $1,090.0 million) and the tax effected impact of a non-recurring commitment fee of $12.9 million related to bridge financing for the acquisition (which results in a reduction of pro forma equity of $8.1 million).  The net effect of these adjustments to pro forma equity is an increase of $703.8 million.

Unaudited Pro Forma Combined Statements of Operations

(13)      Reflects the following pro forma adjustments (in millions):

	Pro forma Impact 52 weeks ended March 3, 2007	Pro forma Impact 13 weeks ended June 2, 2007
Adjustments to depreciation and amortization expense resulting from an allocation of a portion of the purchase price of JC Group USA to:
—property plant and equipment (decrease in SG&A)	$(15.6)	$(4.0)
—prescription file intangibles (increase in SG&A)	$70.3	$17.6
—favorable and unfavorable lease intangibles, net (increase in SG&A)	$28.3	$7.1
Reclassification of depreciation and amortization of JC Group USA to:

—costs of goods sold (increase in cost of goods sold)	$15.2	$3.1
—SG&A (increase in SG&A)	$187.8	$56.6
Reclassification of interest income of JC Group USA to SG&A (decrease in SG&A)	$7.7	$1.6
Reclassification of amounts from SG&A to conform with Rite Aid’s presentation in the statement of operations.
—store closing and impairment charges (decrease in SG&A)	$16.7	$22.4
—gain on sale of fixed assets (increase in SG&A)	$0.8	—

Depreciation expense related to the purchase price adjustment to property, plant and equipment is calculated as being depreciated over a period of 5 to 30 years (assumed average of 10 years), based on the nature and use of the acquired asset.  Amortization expense related to the purchase price adjustment to favorable lease intangibles is calculated as being amortized over a 10 year period, which is the assumed remaining minimum period of the majority of the acquired operating leases.  Amortization expense related to the purchase price adjustment to prescription file intangibles is calculated as being amortized on an accelerated basis over a 10 year period, as this is the retention period calculated as part of our valuation of these assets.

The useful lives assigned in the final purchase price allocation could differ from the assumed lives utilized herein, which could have a material impact on depreciation and amortization expense.  A $10.0 million adjustment to the value assigned to property plant and equipment would have an impact on annual depreciation expense of $1.0 million.  A $10.0 million adjustment to the value assigned to favorable lease intangibles would have an impact on annual amortization expense of $1.0 million.  A $10.0 million adjustment to the value assigned to prescription file intangibles would have an impact on annual amortization expense of $1.3 million.

(14)      Reflects the impact of eliminating the historical interest expense incurred by JC Group USA for intercompany debt to Jean Coutu Group and adding interest expense to be incurred for the debt issued for the acquisition.  A 1/8 % change in LIBOR would increase or decrease our pro forma interest expense by approximately $2.0 million per year.

(15)      Reflects the elimination of loss on foreign currency exchange between JC Group USA and Jean Coutu Group related to the Canadian dollar denominated intercompany debt that will not be acquired as a part of the acquisition.

(16)      Represents the tax effect of the pro forma adjustments, recorded at an estimated statutory rate of 37.5%.